UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         August 27, 2013 (April 3, 2013)
                Date of Report (Date of earliest event reported)


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           NEVADA                      001-34039                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

614 E. Hwy. 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (866) 926-6427
              (registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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                                EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed to include the MMPLLC (as defined below) letter of concurrence filed herewith as Exhibit 16.1 (the "Letter"). Except for the Letter and disclosures relating solely to the obtaining and filing thereof in Item 4.01(1)(f), the contents of this Current Report on Form 8-K/A are identical to the Company's prior filing on August 22, 2013.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(1)  Resignation of former independent public accountant.

a. On April 3, 2013, Red Giant Entertainment, Inc. (the "Company") was informed that its registered independent public accountant, MartinelliMick PLLC, of Spokane, Washington, ("MMPLLC") had resigned.

b. MMPLLC's reports on the financial statements for the year ended August 31, 2012 and on the financial statements for the year ended December 31, 2011 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that each of such reports contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

c. Through the period covered by the financial audit for the year ended August 31, 2012 and including the review of financial statements of the quarterly periods through November 30, 2012, there have been no disagreements with MMPLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MMPLLC would have caused them to make reference thereto in their report on the financial statements, except for unresolved issues relating to audit disclosures and the auditors requesting additional information to support the representations previously given to them by the Company. Through the interim period April 3, 2013 (the date of resignation of MMPLLC), there have been no disagreements with MMPLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MMPLLC, would have caused them to make reference thereto in their report on the financial statements, except for unresolved issues relating to audit disclosures and the auditors requesting additional information to support the representations previously given to them by the Company.

     The Company believes that any unresolved issues and the subsequently requested information to support the prior representations, if supplied prior to MMPLLC's resignation, would not have resulted in any material change in the Company's financial statements and financial position and its results of operations and cash flow for each of the periods that MMPLLC performed auditing services.

d. We have authorized MMPLLC to respond fully to the inquiries of the successor accountant

e. During the years ended August 31, 2012 and December 31, 2011 and the interim period through April 3, 2013, there have been no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-K.

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f.   On August 22, 2013, the Company provided a copy of the foregoing disclosures to MMPLLC prior to the date of the filing of this Report and requested that MMPLLC furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not MMPLLC agrees with the statements in this Report. A copy of the letter of MMPLLC is attached hereto as Exhibit 16.1 to this Current Report.

(2)  Appointment of independent public accountant.

Following approval by the Board of Directors on April 4, 2013, on April 5, 2013 the Company engaged Drake, Klein, Messineo, CPAs PA ("DKM") of Clearwater, Florida, as its new registered independent public accountant. During the years ended August 31, 2012 and December 31, 2011 and prior to April 5, 2013 (the date of the new engagement), we did not consult with DKM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements by DKM, in either case where written or oral advice provided by DKM would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between the Company and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

On May 10, 2013, after being informed that the engagement partner of DKM terminated his employment with DKM and is practicing under registration of Messineo & Co., CPAs, LLC ("M&Co."), we dismissed DKM and retained M&Co. as disclosed in our Current Report on Form 8-K filed May 10, 2013.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.                         Description
-----------                         -----------

16.1 Letter of MartinelliMick PLLC dated August 27, 2013 concerning its resignation as principal independent registered public accounting firm.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Red Giant Entertainment, Inc.

Dated: August 27, 2013

                                          /s/ Benny Powell
                                          --------------------------------------
                                     By:  Benny Powell
                                     Its: Chief Executive Officer, President,
                                          Chief Financial Officer, and Secretary

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